                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 -------------

                                   FORM 8-K


                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) January 7, 2000
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                        RIBOZYME PHARMACEUTICALS, INC.
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               (Exact name of registrant as specified in charter)


      Colorado                0-27914                 34-1697351
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     (State or other          (Commission             (IRS employer
     jurisdiction of          file number)            identification no.)
     incorporation
    or organization)


                2950 Wilderness Place, Boulder, Colorado             80301
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                    (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code (303) 449-6500
                                                   --------------

                                      N/A
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        (Former name or former address, if changed since last report.)
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     5. Other Events

     On January 7, 2000, Ribozyme Pharmaceuticals, Inc. ("Company"), entered into a joint venture with Elan Corporation, plc and various of its affiliates (collectively, "Elan") to develop and commercialize the Company's ribozyme Herzyme(TM) against Human Epidermal Growth Factor Receptor Type 2 ("HER-2") for treatment of breast and other cancers using Elan's proprietary MEDIPAD(R) Drug Delivery system. This joint venture was accomplished through the formation of Medizyme Pharmaceuticals Ltd.(TM), a Bermuda limited liability company ("Medizyme"), which is owned initially 80.1% by the Company and 19.9% by Elan.

     The Company, Elan and Medizyme entered into the following agreements related to their joint venture: (1) License Agreements; (2) Warrants for shares of the Company's common stock; (3) Convertible Promissory Note; (4) Securities Purchase Agreement; (5) Subscription, Joint Development and Operating Agreement;
(6) Funding Agreement; and (7) Registration Rights Agreements. Under the terms of these agreements, the Company licensed Herzyme to Medizyme, along with certain other of its intellectual property related to ribozymes directed against HER-2, and contributed $12.015 million in initial funding to Medizyme in exchange for 80.1% of Medizyme's capital stock. The funds used by the Company to provide this initial funding were received from the Company's sale to Elan of 12,015 shares of its newly authorized Series A convertible exchangeable preferred stock ($12.015 million in liquidation amount). Elan has the right to exchange the Series A preferred stock for 30.1% of the capital stock of Medizyme owned by the Company or convert it into up to approximately 1,435,000 shares of the Company's common stock in the future.

     Under the terms of the Convertible Promissory Note, Elan has created a credit facility available on a draw-down basis for the Company to use to borrow up to $12.015 million if desired to fund the Company's portion of Medizyme operating costs over a 2.5 year period. Elan may convert this note and accrued interest thereon into up to 12,015 shares of the Company's Series B convertible exchangeable preferred stock in the future.

     The Series B preferred stock shall be entitled to receive mandatory dividends for six years equal to 12.0% per year of the Original Issue Price of $1,000.00 per share payable by issuing additional shares of Series B preferred stock. The Series B preferred stock and accrued dividends thereon may be converted at any time into shares of the Company's common stock in an amount determined by dividing (x) the sum of the Original Issue Price of such share of Series B preferred stock and all accrued and unpaid dividends thereon by (y) the Series B Conversion Price, which is a price equal to 150% of the average closing price of the common stock for the 60 trading days prior to the date of written notice of the purchase request to the Company.

     As part of the transaction, Elan purchased 641,026 shares of the Company's common stock for a purchase price of $5.0 million and committed to purchase additional shares of common stock at a premium of up to 30% of the then Market Price (as defined in the Securities Purchase Agreement and subject to adjustment as provided therein) for a purchase price of $5.0 million in 15 months. In addition, Elan received two warrants to purchase shares of the Company's common stock: (i) a warrant to purchase 200,000 shares at an exercise price of $15.00 per share, and (ii) a warrant to purchase 300,000 shares at an exercise price of $20.00 per share.

     On January 7, 2000, the Company filed with the Delaware Secretary of State a Certificate of Designations, Preferences and Rights of Series A Preferred Stock and Series B Preferred Stock as provided by the Securities Purchase Agreement.

     On January 31, 2000, the Company entered into a ribozyme manufacturing agreement with Avecia Limited, acting through its LifeScience Molecules business ("Avecia"). Pursuant to the agreement, the Company transferred proprietary manufacturing processes and intellectual property to Avecia. Avecia is expected to produce certain products for the Company, including Angiozyme(TM), Anti-HCV ribozyme or other ribozyme products agreed to by the parties.


                                   EXHIBITS

     1. Securities Purchase Agreement dated January 7, 2000, among the Company, Elan International Services, Ltd. and Elan Corporation, plc

     2* License Agreement dated January 7, 2000, among Elan Pharmaceutical Technologies (a division of Elan Corporation, plc), Elan Pharma International Limited and Medizyme Pharmaceuticals Ltd.

     3. Warrant dated January 7, 2000, issued to Elan International Services, Ltd. to purchase up to 200,000 shares of the Company's common stock

     4. Warrant dated January 7, 2000, issued to Elan International Services, Ltd. to purchase up to 300,000 shares of the Company's common stock

     5. Convertible Promissory Note dated January 7, 2000, from the Company to Elan International Services, Ltd.

     6* Subscription, Joint Development and Operating Agreement dated January 7, 2000, among the Company, Elan Corporation, plc, Elan Pharma International Limited, Elan International Services, Ltd. and Medizyme Pharmaceuticals Ltd.

     7. Funding Agreement dated January 7, 2000, among the Company, Elan Pharmaceutical Technologies (a division of Elan Corporation, plc), Elan Pharma International Limited and Elan International Services, Ltd.

     8* License Agreement dated January 7, 2000, between the Company and Medizyme Pharmaceuticals Ltd.

     9. Registration Rights Agreement dated January 7, 2000, between the Company and Elan International Services, Ltd.

     10. Registration Rights Agreement dated January 7, 2000, among the Company, Elan International Services, Ltd. and Medizyme
          Pharmaceuticals Ltd.

     11. Certificate of Designations, Preferences and Rights of Series A Preferred Stock and Series B Preferred Stock of the Company

     12.* Agreement dated January 31, 2000, between the Company and Avecia
          Limited.

*Confidential treatment has been requested for portions of these agreements.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   RIBOZYME PHARMACEUTICALS, INC.


DATE: February 8, 2000           By: /s/ Dr. Ralph E. Christoffersen
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                                         Dr. Ralph E. Christoffersen, President

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